January 2025

Pricing Supplement No. 5,891

Registration Statement Nos. 333-275587; 333-275587-01

Dated January 24, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Notes with Auto-Callable Feature due January 29, 2030

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Common Stock of Apple Inc. and the Common Stock of NVIDIA Corporation

Fully and Unconditionally Guaranteed by Morgan Stanley

The notes are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes will pay no interest and will have the terms described in the accompanying prospectus supplement and prospectus, as supplemented and modified by this document. The notes will be automatically redeemed if the determination closing price of each of the Common Stock of Microsoft Corporation, the Common Stock of Apple Inc. and the Common Stock of NVIDIA Corporation, which we refer to as the underlying stocks, on the first determination date is greater than or equal to 90% of its respective initial share price, which we refer to as the call threshold level, for an early redemption payment of $1,315 per note, as described below. No further payments will be made on the notes once they have been redeemed, and investors will not participate in any appreciation of the underlying stocks if the notes are redeemed early. At maturity, if the notes have not previously been redeemed and the final share price of each underlying stock is greater than its respective initial share price, investors will receive the stated principal amount plus a return reflecting 125% of the upside performance of the worst performing underlying stock. However, if the notes are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than or equal to its respective initial share price, investors will receive only the stated principal amount of their investment, without any positive return on the notes.

These long-dated notes are for investors who are concerned about principal risk but seek an equity-based return, and who are willing to forgo current income in exchange for the possibility of receiving an early redemption payment greater than the stated principal amount if each underlying stock closes at or above its respective call threshold level on the first determination date or an equity -based return at maturity if each underlying stock closes above its respective initial share price on the final determination date. Because all payments on the notes are based on the worst performing of the underlying stocks, you will not receive a positive return on the notes unless each underlying stock closes at or above its respective call threshold level on the first determination date or each underlying stock closes above its respective initial share price on the final determination date. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per note (see “Commissions and issue price” below)
Stated principal amount:	$1,000 per note
Aggregate principal amount:	$4,061,000
Pricing date:	January 24, 2025
Original issue date:	January 29, 2025 (3 business days after the pricing date)
Maturity date:	January 29, 2030
Interest:	None
Underlying stocks:	Microsoft Corporation common stock (the “MSFT Stock”), Apple Inc. common stock (the “AAPL Stock”) and NVIDIA Corporation common stock (the “NVDA Stock”)
Early redemption:

If, on the first determination date, the determination closing price of each underlying stock is greater than or equal to its respective call threshold level, the notes will be automatically redeemed for the early redemption payment on the early redemption date. No further payments will be made on the notes once they have been redeemed.

Early redemption payment:	The early redemption payment will be an amount in cash per stated principal amount, as follows:
1st determination date: $1,315
No further payments will be made on the notes once they have been redeemed.
Determination closing price:	With respect to each underlying stock, on any trading day, the closing price of such underlying stock on such trading day times the adjustment factor for such underlying stock on such trading day
Call threshold level:

With respect to the MSFT Stock, $399.654, which is 90% of its initial share price

With respect to the AAPL Stock, $200.502, which is 90% of its initial share price

With respect to the NVDA Stock, $128.358, which is 90% of its initial share price

Payment at maturity:

If the notes have not previously been redeemed, you will receive at maturity a cash payment as follows:

●If the final share price of each underlying stock is greater than its respective initial share price:

$1,000 + ($1,000 × share percent change of the worst performing underlying stock × 125%)

●If the final share price of any underlying stock is less than or equal to its respective initial share price:

$1,000

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$978.20 per note. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per note	$1,000	$6.25	$993.75
Total	$4,061,000	$25,381.25	$4,035,618.75

(1)The notes will be sold only to investors purchasing the notes in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the notes that it purchases from us to an unaffiliated dealer at a price of $993.75 per note, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per note. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each note from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the notes. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)See “Use of proceeds and hedging” on page 26.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Notes” and Additional Information About the Notes” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Notes with Auto-Callable Feature due January 29, 2030

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Common Stock of Apple Inc. and the Common Stock of NVIDIA Corporation

Terms continued from previous page:
Initial share price:

With respect to the MSFT Stock, $444.06, which is its closing price on the pricing date

With respect to the AAPL Stock, $222.78, which is its closing price on the pricing date

With respect to the NVDA Stock, $142.62, which is its closing price on the pricing date

Final share price:	With respect to each underlying stock, the respective determination closing price of such underlying stock on the final determination date
Worst performing underlying stock:	The underlying stock with the lesser share percent change
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Share percent change:	With respect to each underlying stock, (final share price – initial share price) / initial share price
Determination dates:	1st determination date: January 25, 2027 Final determination date: January 24, 2030
The determination dates are subject to postponement for non-trading days and certain market disruption events.
Early redemption date:	The third business day following the first determination date
CUSIP:	61777R4T7
ISIN:	US61777R4T72
Listing:	The notes will not be listed on any securities exchange.

January 2025 Page 2

Morgan Stanley Finance LLC

Jump Notes with Auto-Callable Feature due January 29, 2030

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Common Stock of Apple Inc. and the Common Stock of NVIDIA Corporation

Investment Summary

Jump Notes with Auto-Callable Feature

The Jump Notes with Auto-Callable Feature due January 29, 2030 Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Common Stock of Apple Inc. and the Common Stock of NVIDIA Corporation (the “notes”) provide investors:

◼an opportunity to gain exposure to the Common Stock of Microsoft Corporation, the Common Stock of Apple Inc. and the Common Stock of NVIDIA Corporation

◼the repayment of principal at maturity, subject to our credit risk

◼the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying stock closes at or above its respective call threshold level on the first determination date or above its respective initial share price on the final determination date, as applicable

◼no exposure to any decline of any underlying stock if the notes are held to maturity

At maturity, if the notes have not previously been redeemed and any underlying stock has depreciated or has not appreciated at all, you will receive the stated principal amount of $1,000 per note, without any positive return on your investment.

All payments on the notes, including any early redemption payment and the repayment of principal at maturity, are subject to our credit risk.

Maturity:	5 years
Interest:	None
Automatic early redemption:

If, on the first determination date, the determination closing price of each underlying stock is greater than or equal to its respective call threshold level, the notes will be automatically redeemed for the early redemption payment on the early redemption date. No further payments will be made on the notes once they have been redeemed.

●1st determination date: January 25, 2027
Early redemption payment:	The early redemption payment will be an amount in cash per stated principal amount, as follows:
●1st determination date: $1,315
Payment at maturity:

If the notes have not previously been redeemed, you will receive at maturity a cash payment as follows:

●If the final share price of each underlying stock is greater than its respective initial share price:

$1,000 + ($1,000 × share percent change of the worst performing underlying stock × 125%)

●If the final share price of any underlying stock is less than or equal to its respective initial share price:

$1,000

January 2025 Page 3

Morgan Stanley Finance LLC

Jump Notes with Auto-Callable Feature due January 29, 2030

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Common Stock of Apple Inc. and the Common Stock of NVIDIA Corporation

The original issue price of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date is less than $1,000. We estimate that the value of each note on the pricing date is $978.20.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, including the early redemption payment amount, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

January 2025 Page 4

Morgan Stanley Finance LLC

Jump Notes with Auto-Callable Feature due January 29, 2030

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Common Stock of Apple Inc. and the Common Stock of NVIDIA Corporation

Key Investment Rationale

Jump Notes with Auto-Callable Feature offer investors potential returns based on the performance of equities and provide for the repayment of principal at maturity. They are for investors who are concerned about principal risk but seek an equity-based return, and who are willing to forgo current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying stock closes at or above its respective call threshold level on the first determination date or above its respective initial share price on the final determination date, as applicable.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the notes have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur.

Scenario 1: The notes are redeemed prior to maturity

When the determination closing price of each underlying stock closes at or above its respective call threshold level on the first determination date, the notes will be automatically redeemed for the early redemption payment on the early redemption date. Investors do not participate in any appreciation in any underlying stock.

Scenario 2: The notes are not redeemed prior to maturity, and investors receive a positive return at maturity

This scenario assumes that the determination closing price of at least one underlying stock closes below its respective call threshold level on the first determination date. Consequently, the notes are not redeemed prior to maturity. On the final determination date, each underlying stock closes above its respective initial share price. At maturity, investors will receive the stated principal amount plus a return reflecting 125% of the upside performance of the worst performing underlying stock.

Scenario 3: The notes are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that the determination closing price of at least one underlying stock closes below its respective call threshold level on the first determination date. Consequently, the notes are not redeemed prior to maturity. On the final determination date, at least one underlying stock closes at or below its respective initial share price. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000, without any positive return on the notes.

January 2025 Page 5

Morgan Stanley Finance LLC

Jump Notes with Auto-Callable Feature due January 29, 2030

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Common Stock of Apple Inc. and the Common Stock of NVIDIA Corporation

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the notes are redeemed prior to maturity will be determined by reference to the determination closing price of each underlying stock on the first determination date, and the payment at maturity, if the notes are not redeemed early, will be determined by reference to the determination closing price of each underlying stock on the final determination date. The actual initial share prices are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the notes are subject to our credit risk. The below examples assume that there are no adjustments to the adjustment factors and are based on the following terms:

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the MSFT Stock: $450.00 With respect to the AAPL Stock: $200.00 With respect to the NVDA Stock: $120.00
Hypothetical Call Threshold Level:

With respect to the MSFT Stock: $405.00, which is 90% of its hypothetical initial share price

With respect to the AAPL Stock: $180.00, which is 90% of its hypothetical initial share price

With respect to the NVDA Stock: $108.00, which is 90% of its hypothetical initial share price

Early Redemption Payment:	The early redemption payment will be an amount in cash per stated principal amount, as follows:
1st determination date: $1,315
No further payments will be made on the notes once they have been redeemed.
Payment at Maturity:

If the notes have not previously been redeemed, you will receive at maturity a cash payment as follows:

●If the final share price of each underlying stock is greater than its respective initial share price:

$1,000 + ($1,000 × share percent change of the worst performing underlying stock × 125%)

●If the final share price of any underlying stock is less than or equal to its respective initial share price:

$1,000

Automatic Call:

Example 1 — The notes are redeemed following the first determination date (which occurs in January 2027).

Determination Closing Price
Date	MSFT Stock	AAPL Stock	NVDA Stock	Payment (per note)
1st Determination Date	$485.00 (at or above its call threshold level)	$250.00 (at or above its call threshold level)	$155.00 (at or above its call threshold level)	$1,315

In this example, the determination closing price of each underlying stock on the first determination date is at or above its respective call threshold level. Therefore, the notes are automatically redeemed on the early redemption date. Investors will receive $1,315 per note on the early redemption date. No further payments will be made on the notes once they have been redeemed, and investors do not participate in the appreciation in any underlying stock.

January 2025 Page 6

Morgan Stanley Finance LLC

Jump Notes with Auto-Callable Feature due January 29, 2030

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Common Stock of Apple Inc. and the Common Stock of NVIDIA Corporation

Payment at Maturity

In the following examples, one or more of the underlying stocks close below their respective call threshold level(s) on the first determination date, and, consequently, the notes are not automatically redeemed prior to, and remain outstanding until, maturity.

Final Share Price
	MSFT Stock	AAPL Stock	NVDA Stock	Payment at Maturity (per note)
Example 1:	$540.00 (above its initial share price)	$220.00 (above its initial share price)	$168.00 (above its initial share price)	= $1,000 + ($1,000 × share percent change of the worst performing underlying stock × 125%) = $1,000 + $125 = $1,125 Payment at maturity = $1,125
Example 2:	$630.00 (above its initial share price)	$250.00 (above its initial share price)	$48.00 (at or below its initial share price)	$1,000
Example 3:	$330.00 (at or below its initial share price)	$145.00 (at or below its initial share price)	$70.00 (at or below its initial share price)	$1,000

In example 1, the final share price of each underlying stock is above its respective initial share price on the final determination date. The MSFT Stock has appreciated by 20% from its initial share price to its final share price, the AAPL Stock has appreciated by 10% from its initial share price to its final share price, and the NVDA Stock has appreciated by 40% from its initial share price to its final share price. At maturity, investors receive the stated principal amount plus a return reflecting 125% of the appreciation of the share percent change of the worst performing underlying stock, which is the AAPL Stock in this example. Because the AAPL Stock has appreciated 10% from the hypothetical initial share price, the payment at maturity is $1,125 per note.

In example 2, the final share prices of two of the underlying stocks are above their respective initial share prices, but the final share price of the other underlying stock is at or below its initial share price. The MSFT Stock has increased by 40% from its initial share price to its final share price, the AAPL Stock has increased by 25% from its initial share price to its final share price and the NVDA Stock has declined by 60% from its initial share price to its final share price. Investors receive a payment at maturity equal to the stated principal amount of $1,000 per note, without any positive return on the notes.

In example 3, the determination closing price of each underlying stock is below its respective initial share price, and accordingly, investors receive a payment at maturity equal to the stated principal amount of $1,000 per note, without any positive return on the notes.

January 2025 Page 7

Morgan Stanley Finance LLC

Jump Notes with Auto-Callable Feature due January 29, 2030

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Common Stock of Apple Inc. and the Common Stock of NVIDIA Corporation

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

◼The notes do not pay interest and may not pay more than the stated principal amount at maturity. If the notes are not redeemed prior to maturity and the share percent change of the worst performing underlying stock is less than or equal to 0%, you will receive only the stated principal amount of $1,000 for each note you hold at maturity. As the notes do not pay any interest, if the notes have not been automatically redeemed prior to maturity and any underlying stock does not appreciate sufficiently over the term of the notes, the overall return on the notes (the effective yield to maturity) may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity. The notes have been designed for investors who are willing to forgo market floating interest rates in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount, based on the performance of the worst performing underlying stock.

◼If the notes are automatically redeemed prior to maturity, the appreciation potential of the notes is limited by the fixed early redemption payment specified for the first determination date. If the notes are automatically redeemed following the first determination date, the appreciation potential of the notes is limited to the fixed early redemption payment specified for the first determination date. No further payments will be made on the notes once they have been redeemed, and you will not participate in any appreciation of any underlying stock if the notes are redeemed early. Moreover, the fixed early redemption payment may be less than the payment at maturity you would receive for the same level of appreciation of the worst performing underlying stock had the notes not been automatically redeemed and instead remained outstanding until maturity.

◼The automatic early redemption feature may limit the term of your investment to as short as approximately two years. If the notes are redeemed early, you may not be able to reinvest at comparable terms or returns. The term of your investment in the notes may be limited to as short as approximately two years by the automatic early redemption feature of the notes. If the notes are redeemed prior to maturity, you may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the notes be redeemed at any point other than the specified early redemption date.

◼The market price of the notes will be influenced by many unpredictable factors. Several factors will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market, including the value of the underlying stocks at any time, the trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks, dividend rate on the underlying stocks, interest and yield rates in the market, time remaining until the notes mature, the occurrence of certain events affecting the underlying stocks that may or may not require adjustments to the adjustment factors and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. The values of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Microsoft Corporation Overview,” “Apple Inc. Overview” and “NVIDIA Corporation Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per note if you try to sell your notes prior to maturity.

◼The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes at maturity and therefore you are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our

January 2025 Page 8

Morgan Stanley Finance LLC

Jump Notes with Auto-Callable Feature due January 29, 2030

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Common Stock of Apple Inc. and the Common Stock of NVIDIA Corporation

credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

◼As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

◼The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

◼The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes will be influenced by many unpredictable factors” above.

◼Investing in the notes is not equivalent to investing in the underlying stocks. Investing in the notes is not equivalent to investing in the underlying stocks. Investors in the notes will not have voting rights or rights to receive dividends or other distributions or any other right with respect to the underlying stocks. As a result, any return on the notes will not reflect the return you would realize if you owned shares of the underlying stocks and received the dividends paid or distributions made on them.

January 2025 Page 9

Morgan Stanley Finance LLC

Jump Notes with Auto-Callable Feature due January 29, 2030

Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Common Stock of Apple Inc. and the Common Stock of NVIDIA Corporation

◼The notes will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your notes for the entire 5-year term of the notes. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

◼The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will determine the initial share prices, whether the notes will be redeemed on the early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors and the final share prices, and will calculate the amount of cash you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Additional Terms of the Notes—Additional Terms—Calculation agent,” “—Market disruption event,” “—Antidilution adjustments” and “—Alternate exchange calculation in case of an event of default”. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

◼Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could increase the price at or above which such underlying stock must close on the first determination date so that the notes are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks), and the price above which such underlying stock must close on the final determination date (if the notes are not redeemed prior to maturity) so that you receive a positive return on the notes at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the notes, including on the determination dates, could adversely affect the closing price of any underlying stock on the determination dates, and, accordingly, whether we redeem the notes prior to maturity and the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying stocks).

Risks Relating to the Underlying Stocks

◼You are exposed to the price risk of each underlying stock. Your return on the notes is not linked to a basket consisting of each underlying stock. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the notes may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive the early redemption payment, each underlying stock must close at or above its respective call threshold

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level on the first determination date. In addition, if the notes have not been redeemed and at least one underlying stock closes at or below its respective initial share price on the final determination date, you will receive only the stated principal amount of your investment, without any positive return on the notes. Accordingly, your investment is subject to the price risk of each underlying stock.

◼No affiliation with Microsoft Corporation, Apple Inc. and NVIDIA Corporation. Microsoft Corporation, Apple Inc. and NVIDIA Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the notes. We have not made any due diligence inquiry with respect to Microsoft Corporation, Apple Inc. and NVIDIA Corporation in connection with this offering.

◼We may engage in business with or involving the underlying stock issuers without regard to your interests. We or our affiliates may presently or from time to time engage in business with one or more of the underlying stock issuers without regard to your interests and thus may acquire non-public information about one or more of the underlying stock issuers. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying stocks, which may or may not recommend that investors buy or hold the underlying stocks.

◼The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect an underlying stock. MS & Co., as calculation agent, will adjust the adjustment factor for an underlying stock for certain corporate events affecting such underlying stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of such underlying stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect an underlying stock. For example, the calculation agent is not required to make any adjustments if the issuer of an underlying stock or anyone else makes a partial tender or partial exchange offer for such underlying stock, nor will adjustments be made following the final determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust the adjustment factor, such as a regular cash dividend, the market price of the notes and your return on the notes may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before the final determination date, this may decrease the final share price of an underlying stock to be less than its initial share price, materially and adversely affecting your return.

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Microsoft Corporation Overview

Microsoft Corporation develops, licenses and supports a range of software products and services, designs, manufactures and sells devices and delivers online advertising to a global customer audience. The MSFT Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37845 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that such publicly available information regarding the issuer of the MSFT Stock is accurate or complete.

Information as of market close on January 24, 2025:

Bloomberg Ticker Symbol:	MSFT
Exchange:	Nasdaq
Current Stock Price:	$444.06
52 Weeks Ago:	$402.56
52 Week High (on 7/5/2024):	$467.56
52 Week Low (on 4/30/2024):	$389.33
Current Dividend Yield:	0.75%

The following table sets forth the published high and low closing prices, as well as dividends on, MSFT Stock for each quarter from January 1, 2022 through January 24, 2025. The closing price of MSFT Stock on January 24, 2025 was $444.06. The associated graph shows the closing prices of MSFT Stock for each day from January 1, 2020 through January 24, 2025. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the MSFT Stock may have been adjusted for stock splits and other corporate events. The historical performance of MSFT Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the MSFT Stock on the determination dates.

Common Stock of Microsoft Corporation (CUSIP 594918104)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	334.75	275.85	0.62
Second Quarter	314.97	242.26	0.62
Third Quarter	293.47	232.90	0.62
Fourth Quarter	257.22	214.25	0.68
2023
First Quarter	288.30	222.31	0.68
Second Quarter	348.10	275.42	0.68
Third Quarter	359.49	312.14	0.68
Fourth Quarter	382.70	313.39	0.75
2024
First Quarter	429.37	367.75	0.75
Second Quarter	452.85	389.33	0.75
Third Quarter	467.56	395.15	0.75
Fourth Quarter	454.46	406.35	0.83
2025
First Quarter (through January 24, 2025)	446.71	415.67	-

We make no representation as to the amount of dividends, if any, that Microsoft Corporation may pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Microsoft Corporation.

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Common Stock of Microsoft Corporation Daily Closing Prices January 1, 2020 to January 24, 2025

This document relates only to the notes referenced hereby and does not relate to MSFT Stock or other securities of Microsoft Corporation. We have derived all disclosures contained in this document regarding Microsoft Corporation from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Microsoft Corporation in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents are or any other publicly available information regarding Microsoft Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of MSFT Stock (and therefore the price of MSFT Stock at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Microsoft Corporation could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of MSFT Stock.

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Apple Inc. Overview

Apple Inc. designs, manufactures and markets mobile communication and media devices, personal computers, and portable digital music players, and sells a variety of related software, services, peripherals, networking solutions, and third-party digital content and applications. The AAPL Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Apple Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36743 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that such publicly available information regarding the issuer of the AAPL Stock is accurate or complete.

Information as of market close on January 24, 2025:

Bloomberg Ticker Symbol:	AAPL
Exchange:	Nasdaq
Current Stock Price:	$222.78
52 Weeks Ago:	$194.50
52 Week High (on 12/26/2024):	$259.02
52 Week Low (on 4/19/2024):	$165.00
Current Dividend Yield:	0.45%

The following table sets forth the published high and low closing prices, as well as dividends on, AAPL Stock for each quarter from January 1, 2022 through January 24, 2025. The closing price of AAPL Stock on January 24, 2025 was $222.78. The associated graph shows the closing prices of AAPL Stock for each day from January 1, 2020 through January 24, 2025. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the AAPL Stock may have been adjusted for stock splits and other corporate events. The historical performance of AAPL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the AAPL Stock on the determination dates.

Common Stock of Apple Inc. (CUSIP 037833100)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	182.01	150.62	0.22
Second Quarter	178.44	130.06	0.23
Third Quarter	174.55	138.20	0.23
Fourth Quarter	155.74	126.04	0.23
2023
First Quarter	164.90	125.02	0.23
Second Quarter	193.97	160.10	0.24
Third Quarter	196.45	170.43	0.24
Fourth Quarter	198.11	166.89	0.24
2024
First Quarter	195.18	169.00	0.24
Second Quarter	216.67	165.00	0.25
Third Quarter	234.82	207.23	0.25
Fourth Quarter	259.02	221.69	0.25
2025
First Quarter (through January 24, 2025)	245.00	222.64	-

We make no representation as to the amount of dividends, if any, that Apple Inc. may pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Apple Inc.

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Common Stock of Apple Inc. Daily Closing Prices January 1, 2020 to January 24, 2025

This document relates only to the notes referenced hereby and does not relate to AAPL Stock or other securities of Apple Inc. We have derived all disclosures contained in this document regarding Apple Inc. from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc. in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents are or any other publicly available information regarding Apple Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of AAPL Stock (and therefore the price of AAPL Stock at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of AAPL Stock.

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NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that such publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

Information as of market close on January 24, 2025:

Bloomberg Ticker Symbol:	NVDA
Exchange:	Nasdaq
Current Stock Price:	$142.62
52 Weeks Ago:	$61.36
52 Week High (on 1/6/2025):	$149.43
52 Week Low (on 1/26/2024):	$61.03
Current Dividend Yield:	0.03%

The following table sets forth the published high and low closing prices, as well as dividends on, NVDA Stock for each quarter from January 1, 2022 through January 24, 2025. The closing price of NVDA Stock on January 24, 2025 was $142.62. The associated graph shows the closing prices of NVDA Stock for each day from January 1, 2020 through January 24, 2025. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of NVDA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the NVDA Stock on the determination dates.

Common Stock of NVIDIA Corporation (CUSIP 67066G104)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	30.121	21.330	0.004
Second Quarter	27.360	15.159	0.004
Third Quarter	19.215	12.139	0.004
Fourth Quarter	18.072	11.227	0.004
2023
First Quarter	27.777	14.265	0.004
Second Quarter	43.808	26.241	0.004
Third Quarter	49.355	40.855	0.004
Fourth Quarter	50.409	40.326	0.004
2024
First Quarter	95.002	47.569	0.004
Second Quarter	135.58	76.20	0.01
Third Quarter	134.91	98.91	0.01
Fourth Quarter	148.88	117.00	0.01
2025
First Quarter (through January 24, 2025)	149.43	131.76	-

We make no representation as to the amount of dividends, if any, that NVIDIA Corporation may pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of NVIDIA Corporation.

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Common Stock of NVIDIA Corporation Daily Closing Prices January 1, 2020 to January 24, 2025

This document relates only to the notes referenced hereby and does not relate to NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding NVIDIA Corporation from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents are or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of NVDA Stock (and therefore the price of NVDA Stock at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of NVDA Stock.

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Additional Terms of the Notes

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 and integral multiples thereof
Interest:	None
Senior Note or Subordinated Note:	Senior
Underlying stock issuer:	With respect to the MSFT Stock, Microsoft Corporation With respect to the AAPL Stock, Apple Inc. With respect to the NVDA Stock, NVIDIA Corporation
Bull or bear notes:	Bull notes
Call right:	The notes are not subject to an issuer discretionary call right.
Postponement of maturity date and early redemption date:

If any determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the scheduled early redemption date or maturity date, as applicable, the early redemption date or maturity date, as applicable, will be postponed to the second business day following that determination date as postponed, and no adjustment will be made to the early redemption payment or the payment at maturity made on such postponed date.

Trustee:	The Bank of New York Mellon
Calculation agent:

MS & Co. and its successors

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the payment at maturity will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of the notes will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the notes, including with respect to certain determinations and judgments that the calculation agent must make in determining the initial share prices, the determination closing prices, the share percent changes, the payment that you will receive at maturity (if the notes have not previously been redeemed), what adjustments should be made, if any, to the adjustment factor with respect to an underlying stock or whether a market disruption event has occurred. See “Market disruption event”, “Antidilution adjustments,” and “Alternate exchange calculation in case of an event of default” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Issuer notice to registered note holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the notes by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual final determination date for determining the final share price.

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In the event that the notes are subject to early redemption, the issuer shall, (i) on the business day following the first determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the notes by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as holder of the notes. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the payment at maturity on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date and (ii) deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as holder of the notes, on the maturity date.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:

A day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange Inc. and the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States.

Closing price:

Subject to the provisions set out under “Antidilution adjustments” below, the closing price for one share of each underlying stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i) if such underlying stock (or any such other security) is listed on a national securities exchange (other than Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such underlying stock (or any such other security) is listed,

(ii) if such underlying stock (or any such other security) is a security of the Nasdaq, the official closing price of such underlying stock published by the Nasdaq on such day, or

(iii) if such underlying stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such underlying stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to such underlying stock, (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such underlying stock (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term OTC Bulletin Board Service will include any successor service thereto, or,

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if applicable, the OTC Reporting Facility operated by FINRA. See “Antidilution adjustments” below.
Market disruption event:

With respect to each underlying stock, market disruption event means:

(i) the occurrence or existence of any of:

(a)a suspension, absence or material limitation of trading of such underlying stock on the primary market for that underlying stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b)a breakdown or failure in the price and trade reporting systems of the primary market for such underlying stock as a result of which the reported trading prices for that underlying stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c)the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to that underlying stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes.

For the purposes of determining whether a market disruption event has occurred with respect to an underlying stock: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on such underlying stock by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such underlying stock and (4) a suspension, absence or material limitation of trading on the primary market on which options contracts related to such underlying stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Antidilution adjustments:

The adjustment factor with respect to an underlying stock will be adjusted as follows:

1. If such underlying stock is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying stock will be adjusted to equal the product of the prior adjustment factor for such underlying stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying stock.

2. If such underlying stock is subject (i) to a stock dividend (issuance of additional shares of such underlying stock) that is given ratably to all holders of shares of such underlying stock or (ii) to a distribution of such underlying stock as a result of the triggering of any provision of the corporate charter of the issuer of such underlying stock (the relevant “underlying stock issuer”), then once the dividend has become effective and such underlying stock is trading ex-dividend, the adjustment factor for such underlying stock will be adjusted so that the new adjustment factor for such underlying stock shall equal the prior adjustment factor for such underlying stock plus the product of (i) the number of shares issued with respect to one share of such underlying stock and (ii) the prior adjustment factor for such underlying stock.

3. If the applicable underlying stock issuer issues rights or warrants to all holders of such underlying stock to subscribe for or purchase that underlying stock at an exercise price per share less than the closing price of that underlying stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the notes, then the adjustment factor for such underlying stock will be adjusted to equal the product of the prior adjustment factor for such underlying stock and a fraction, the numerator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock offered for subscription or purchase pursuant to such rights or warrants and

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the denominator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock which the aggregate offering price of the total number of shares of such underlying stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4. There will be no required adjustments to the adjustment factors to reflect cash dividends or other distributions paid with respect to an underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and extraordinary dividends as described below. A cash dividend or other distribution with respect to an underlying stock will be deemed to be an “extraordinary dividend” if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for such underlying stock by an amount equal to at least 10% of the closing price of such underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in such underlying stock on the primary U.S. organized securities exchange or trading system on which such underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend (such closing price, the “base closing price”). Subject to the following sentence, if an extraordinary dividend occurs with respect to an underlying stock, the adjustment factor with respect to such underlying stock will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the base closing price, and the denominator of which is the amount by which the base closing price exceeds the extraordinary dividend amount. If any extraordinary dividend amount is at least 35% of the base closing price, then, instead of adjusting the adjustment factor, the calculation of the closing price with respect to the affected underlying stock will be determined as described in paragraph 5 below, and the extraordinary dividend will be allocated to the replacement stock in accordance with the procedures for a replacement underlying stock as described in clause (c) (ii) of paragraph 5 below. The “extraordinary dividend amount” with respect to an extraordinary dividend for such underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for such underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. The value of the non-cash component of an extraordinary dividend will be determined on the ex-dividend date for such distribution by the calculation agent, whose determination shall be conclusive in the absence of manifest error. A distribution on such underlying stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

5. If, with respect to one or more of the underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all of the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each note will be as follows:

●Upon any determination date following the effective date of a reorganization event and prior to the final determination date: If the exchange property value (as

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defined below) is greater than or equal to the call threshold level, and the determination closing price (or exchange property value, if applicable) of each other underlying stock is also greater than or equal to their respective call threshold level, the notes will be automatically redeemed for the relevant early redemption payment.

●Upon the final determination date, if the notes have not previously been automatically redeemed: You will receive for each note that you hold a payment at maturity equal to:

➢If the exchange property value on the final determination date is greater than the respective initial share price, and the determination closing price of each other underlying stock (or exchange property value, as applicable) is also greater than the respective initial share price on the final determination date: (i) the stated principal amount multiplied by (ii) the share percent change of the worst performing underlying stock multiplied by (iii) 125%.

➢If the exchange property value on the final determination date is less than or equal to the respective initial share price, or if the determination closing price (or exchange property value, if applicable) of any other underlying stock is less than or equal to the respective initial share price on the final determination date: the stated principal amount.

In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the call threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document with respect to the notes to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor for any underlying stock will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor of such underlying stock then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factors will be made up to and including the final determination date.

No adjustments to the adjustment factor for any underlying stock or method of calculating the adjustment factors will be required other than those specified above. The adjustments specified above do not cover all events that could affect the closing price of an underlying stock, including, without limitation, a partial tender or exchange offer for an underlying stock.

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The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor for an underlying stock or method of calculating the adjustment factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to an adjustment factor or to the method of calculating the amounts payable on the notes made pursuant to paragraph 5 above upon written request by any investor in the notes.

Issuer notice to registered note holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer as described above, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the notes by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of maturity date immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date, has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the notes are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the notes by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as holder of the notes. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the payment at maturity on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date (but if such trading day is not a business day, prior to the close of business on the business day preceding the maturity date) and (ii) deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as a holder of the notes, on the maturity date.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

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●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the notes as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final determination date, then the Acceleration Amount will equal the principal amount of the notes.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

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Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
Tax considerations:

In the opinion of our counsel, Davis Polk & Wardwell LLP, the notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders—Notes—Contingent Payment Notes.” Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of the payments on the notes. Although it is not clear how the comparable yield should be determined for notes that may be automatically redeemed before maturity, our counsel has advised that it is reasonable to determine the comparable yield based on the stated maturity date. In addition, any gain recognized by U.S. taxable investors on the sale or exchange (including early redemption), or at maturity, of the notes generally will be treated as ordinary income. We have determined that the “comparable yield” for the notes is a rate of 5.0892% per annum, compounded semi-annually. Based on the comparable yield set forth above, the “projected payment schedule” for a note (assuming an issue price of $1,000) consists of a single projected amount equal to $1,285.7754 due at maturity.

You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the notes.

The following table states the amount of interest income (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a note) that will be deemed to have accrued with respect to a note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD

INTEREST
INCOME
DEEMED TO
ACCRUE
DURING
ACCRUAL
PERIOD (PER
NOTE)

TOTAL
INTEREST
INCOME
DEEMED TO
HAVE
ACCRUED
FROM ORIGINAL
ISSUE DATE
(PER NOTE)
AS OF END
OF
ACCRUAL
PERIOD

Original Issue Date through June 30, 2025

$21.3464

$21.3464

July 1, 2025 through December 31, 2025

$25.9892

$47.3356

January 1, 2026 through June 30, 2026

$26.6505

$73.9861

July 1, 2026 through December 31, 2026

$27.3287

$101.3148

January 1, 2027 through June 30, 2027

$28.0241

$129.3389

July 1, 2027 through December 31, 2027

$28.7372

$158.0761

January 1, 2028 through June 30, 2028

$29.4684

$187.5445

July 1, 2028 through December 31, 2028

$30.2183

$217.7628

January 1, 2029 through June 30, 2029

$30.9872

$248.7500

July 1, 2029 through December 31, 2029

$31.7757

$280.5257

January 1, 2030 through the Maturity Date

$5.2497

$285.7754

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of interest income and adjustments thereto in respect of the notes for U.S. federal income tax purposes, and we make no representation regarding the actual amount of the payments that will be made on the notes.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

As discussed in the accompanying prospectus supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section

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871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an Internal Revenue Service (“IRS”) notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the notes do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the notes should not be Specified Securities and, therefore, should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the notes.

Use of proceeds and hedging:

The proceeds from the sale of the notes will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per note issued, because, when we enter into hedging transactions in order to meet our obligations under the notes, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the notes borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the notes.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the notes by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the value of an underlying stock on the pricing date, and, therefore (i) the values at or above which such underlying stock must close on the first determination date so that the notes are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the value above which such underlying stock must close on the final determination date, if the notes are not redeemed prior to maturity, so that you would receive at maturity a payment that exceeds the stated principal amount of the notes (depending also on the performance of the other underlying stocks). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the notes, including on the determination date, by purchasing and selling the securities constituting the underlying stocks or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying stock, and, therefore, adversely affect the value of the notes or the payment you will receive at maturity (depending also on the performance of the other underlying stocks).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the notes that it purchases from us to an unaffiliated dealer at a price of $993.75 per note, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per note. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each note from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the notes.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of proceeds and hedging” above.

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Validity of the notes:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the notes offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such notes will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the notes and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the prospectus supplement or in the prospectus.

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